EXHIBIT (a)(5)

EATON VANCE MUTUAL FUNDS TRUST

Amended and Restated
Establishment and Designation of Series of Shares
of Beneficial Interest, Without Par Value
(as amended and restated October 17, 2011)

     WHEREAS, the Trustees of Eaton Vance Mutual Funds Trust, a Massachusetts business trust (the “Trust”), have previously designated separate series (or “Funds”); and

     WHEREAS, the Trustees now desire to change the name of Eaton Vance International Multi-Market Local Income Fund to Eaton Vance Diversified Currency Income Fund, and to further redesignate the series or Funds, pursuant to Section 5.1 of Article V of the Trust’s Amended and Restated Declaration of Trust dated August 17, 1993 (as further amended) (the “Declaration of Trust”);

     NOW, THEREFORE, the shares of beneficial interest of the Trust are hereby divided into the following separate series (“Funds”), each Fund to have the following special and relative rights:

     1. The Funds shall be designated as follows effective October 24, 2011:

Eaton Vance AMT-Free Municipal Income Fund
Eaton Vance Atlanta Capital Horizon Growth Fund
Eaton Vance Build America Bond Fund
Eaton Vance Diversified Currency Income Fund
Eaton Vance Emerging Markets Local Income Fund
Eaton Vance Floating-Rate Advantage Fund
Eaton Vance Floating-Rate Fund
Eaton Vance Floating-Rate & High Income Fund
Eaton Vance Global Dividend Income Fund
Eaton Vance Global Macro Absolute Return Advantage Fund
Eaton Vance Global Macro Absolute Return Fund
Eaton Vance Government Obligations Fund
Eaton Vance High Income Opportunities Fund
Eaton Vance Large-Cap Core Research Fund
Eaton Vance Low Duration Fund
Eaton Vance Multi-Strategy Absolute Return Fund
Eaton Vance Multi-Strategy All Market Fund
Eaton Vance Parametric Structured Absolute Return Fund
Eaton Vance Parametric Structured Currency Fund
Eaton Vance Parametric Structured Emerging Markets Core Fund
Eaton Vance Parametric Structured Emerging Markets Fund
Eaton Vance Parametric Structured International Equity Fund
Eaton Vance Strategic Income Fund
Eaton Vance Tax-Managed Equity Asset Allocation Fund
Eaton Vance Tax-Managed Global Dividend Income Fund
Eaton Vance Tax-Managed Growth Fund 1.1
Eaton Vance Tax-Managed Growth Fund 1.2
Eaton Vance Tax-Managed International Equity Fund
Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance Tax-Managed Small-Cap Fund
Eaton Vance Tax-Managed Small-Cap Value Fund
Eaton Vance Tax-Managed Value Fund
Eaton Vance U.S. Government Money Market Fund
Parametric Structured Commodity Strategy Fund

     2. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust’s then currently effective registration statements under the Securities Act of 1933 and the Investment Company Act of 1940. Each share of beneficial interest of each Fund (“share”) shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund, all as provided in the Declaration of Trust. The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

     3. Shareholders of each Fund shall vote separately as a class to the extent provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940.

     4. The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.5 of Article V of the Declaration of Trust, except as provided below:

     (a) Costs incurred by each Fund in connection with its organization and start-up, including Federal and state registration and qualification fees and expenses of the initial public offering of such Fund’s shares, shall (if applicable) be borne by such Fund.

     (b) Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Funds whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Funds.

     (c) The liabilities, expenses, costs, charges and reserves of the Trust (other than the management and investment advisory fees or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on an equitable basis as determined by the Trustees.

     5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, and to terminate any Fund or add additional Funds as provided in the Declaration of Trust.

     6. Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of any Fund. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this paragraph 6, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

     7. The Declaration of Trust authorizes the Trustees to divide each Fund and any other series of shares into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. The Funds shall have classes of shares established and designated as follows:

(a) Classes A, B and C
Eaton Vance Tax-Managed Multi-Cap Growth Fund
Eaton Vance U.S. Government Money Market Fund

(b) Classes A, B, C, and I
Eaton Vance AMT-Free Municipal Income Fund, Eaton Vance Atlanta Capital Horizon Growth Fund, Eaton
Vance High Income Opportunities Fund, Eaton Vance Low Duration Fund, Eaton Vance Multi-Strategy Absolute
Return Fund, Eaton Vance Tax-Managed Equity Asset Allocation Fund, Eaton Vance Tax-Managed Global
Dividend Income Fund, Eaton Vance Tax-Managed Growth Fund 1.2, Eaton Vance Tax-Managed International
Equity Fund, Eaton Vance Tax-Managed Small-Cap Fund and Eaton Vance Tax-Managed Small-Cap Value Fund

(c) Classes A, B, C, I and S
Eaton Vance Tax-Managed Growth Fund 1.1

(d) Classes A, C, I and R
Eaton Vance Global Dividend Income Fund, Eaton Vance Global Macro Absolute Return Advantage Fund and
Eaton Vance Global Macro Absolute Return Fund

(e) Advisers Class and Classes A, B, C, and I
Eaton Vance Floating-Rate Fund, Eaton Vance Floating-Rate & High Income Fund and Eaton Vance Floating-
Rate Advantage Fund

(f) Classes A, B, C, I and R
Eaton Vance Government Obligations Fund and Eaton Vance Strategic Income Fund

(g) Classes A, C and I
Eaton Vance Build America Bond Fund, Eaton Vance Diversified Currency Income Fund, Eaton Vance Emerging
Markets Local Income Fund, Eaton Vance Large-Cap Core Research Fund, Eaton Vance Multi-Strategy All
Market Fund, Eaton Vance Parametric Structured Absolute Return Fund, Eaton Vance Parametric Structured
Currency Fund, Eaton Vance Parametric Structured Emerging Markets Core Fund, Eaton Vance Parametric
Structured Emerging Markets Fund, Eaton Vance Parametric Structured International Equity Fund, Eaton Vance
Tax-Managed Value Fund and Parametric Structured Commodity Strategy Fund

The Trustees may designate additional classes in the future. For purposes of allocating liabilities among classes, each class of that Fund shall be treated in the same manner as a separate series.

IN WITNESS WHEREOF, the undersigned certifies that this amendment has been duly adopted at a meeting of the Board of Trustees held on October 17, 2011. Signed this 20th day of October, 2011.

/s/ Maureen A. Gemma
Maureen A. Gemma
Secretary to the Trust